Exhibit 99.1

BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

BRT REALTY TRUST
REPORTS RESULTS OF OPERATIONS
FOR THE QUARTER AND NINE MONTHS ENDED JUNE 30, 2009

Great Neck, New York – August 6, 2009 – BRT REALTY TRUST (NYSE:BRT) today reported that for the three months ended June 30, 2009, it had total revenues of $2,694,000 and a net loss of $5,263,000, or a loss of $.45 per share.  For the three months ended June 30, 2008, BRT reported total revenues of $5,135,000 and a net loss of $5,682,000, or a loss of $.48 per share.  The weighted average number of common shares outstanding for the quarter ending June 30, 2009 and 2008 was 11,624,219 and 11,768,857, respectively.

In reviewing the results of operations for the quarters ended June 30, 2009 and June 30, 2008, Jeffrey A. Gould, President and Chief Executive Officer of BRT, noted that although the losses in the periods are comparable in amount, the reasons for the losses are different.  The loss for the June 30, 2009 quarter is principally due to a 48% decline in total revenues and $2,582,000 of impairment charges (of which $2,211,000 relates to real estate held for sale).  The loss in the quarter ending June 30, 2009 also gave effect to a one time expense for fees and costs related to restructuring BRT’s trust preferred debt and additional general and administrative expenses relating to the workout of loans secured by assemblage sites located in downtown Newark, New Jersey and negotiating and organizing the joint venture which acquired ownership of these assemblage sites.  The additional expenses in the 2009 three month period were offset by a decrease in interest expense, the advisor’s fee and foreclosure related professional fees.  There was no loan loss provision required in the quarter ended June 30, 2009.  The results of operations for the June 30, 2008 quarter gave effect to a $6,400,000 provision for loan losses and a $6,847,000 impairment charge against real estate owned (of which $5,402,000 relates to real estate held for sale) and, to a lesser extent, a decline in total revenues and an increase in real estate operating expenses due to operation of properties after acquisition in the foreclosure process.  Offsetting the losses in the quarter ending June 30, 2008 was a $7,885,000 gain on sale of available-for-sale securities.

For the nine months ended June 30, 2009, BRT reported total revenues of $11,954,000 and a net loss of $51,222,000, or a loss of $4.39 per share.  For the comparable nine months ended June 30, 2008, BRT reported total revenues of $17,715,000 and a net loss of $2,466,000, or a loss of $.21 per share.  The weighted average number of common shares outstanding for the nine months ending June 30, 2009 and 2008 was 11,667,055 and 11,623,249, respectively.

Contributing significantly to the loss in the nine months ending June 30, 2009 is a provision for loan losses of $17,530,000 and impairment charges of $26,833,000 (of which $17,522,000 relates to real estate held for sale) principally occurring in the first six months, as compared to a provision for loan losses of $11,700,000 and impairment charges of $6,800,000 (of which $5,305,000 relates to real estate held for sale) in the nine months ended June 30, 2008.  Also contributing to the loss in the nine months ending June 30, 2009 versus the nine months ending June 30, 2008 is (i) a $5,818,000 decline in interest on loans, (ii) an $854,000 decline in fee income, (iii) a $995,000 decline in investment income, (iv) an increase in expenses related to real estate properties of $2,577,000, and (v) a decline of $3,305,000 in equity in earnings of joint ventures.  Offsetting these items to a limited extent was (a) a $1,906,000 increase in income from real estate, (b) a $1,454,000 decrease in interest expense, (c) a $431,000 decrease in the advisor’s fee, and (d) a $977,000 decrease in foreclosure professional fees.  The nine months ended June 30, 2008 also benefitted from a $11,703,000 gain on available-for-sale securities compared to a $92,000 gain on the sale of available-for-sale securities in the nine months ended June 30, 2009.

Mr. Gould commented that the credit crisis and the economic recession seriously affected the commercial real estate markets in 2008 and in 2009.  With respect to significantly all of the loans which became non-earning in 2008 and in 2009, BRT borrowers have been unable to obtain financing to proceed with planned development or improvement of their properties, unable to raise additional equity, unable to refinance mortgage debt and unable to sell condominium units or properties.  As a result, borrowers were unable to support the carrying costs of their properties, and stopped paying interest on the BRT loans and/or did not repay loans at maturity, and the loans went into default.  Mr. Gould further commented that with respect to the loan loss provisions and impairment charges recognized in 2008 and 2009, the values of properties in substantially all regions of the United States significantly declined due to the recession and the extreme difficulty real estate owners and potential buyers of commercial real estate and condominium units have experienced in obtaining mortgage financing.  Under all these circumstances, BRT was required to take the loan loss provisions and impairment charges indicated above.

Lastly, Mr. Gould commented that “Although we can not rule out that we may be required to take additional provisions and/or impairment charges in the near term, we believe that we are now coming out of the cycle of loan defaults, loan loss provisions, foreclosure, property ownership, impairments and property sales and anticipate cautiously moving ahead with loan originations and other positive business activities.”

BRT’s Quarterly Report on Form 10-Q for the quarter and nine months ended June 30, 2009 is expected to be filed with the Securities and Exchange Commission tomorrow, August 7, 2009, before the market opens.

BRT REALTY TRUST is a mortgage-oriented real estate investment Trust.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding moving ahead with loan originations and other positive business activities.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including, with respect to a non-performing loans, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact: Simeon Brinberg – (516) 466-3100

BRT REALTY TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues	$2,694	$5,135	$11,954	$17,715

Expenses (a)	6,087	13,552	43,509	28,936

Loss before equity in (loss) earnings of unconsolidated joint ventures, gain on sale of joint ventures and available-for-sale securities, minority interest and discontinued operations	(3,393)	(8,417)	(31,555)	(11,221)
Equity in earnings (loss) of unconsolidated joint ventures	104	171	(1,983)	1,322
Loss before gain on sale of joint venture interest and available- for-sale securities, minority interest and discontinued operations	(3,289)	(8,246)	(33,538)	(9,899)
Gain on sale of joint venture interests	-	-	271	-
Gain on sale of available-for-sale securities	92	7,885	92	11,703
Minority interest	217	(41)	131	(95)
(Loss) income from continuing operations	(2,980)	(402)	(33,044)	1,709

Discontinued operations:
(Loss) income from operations	(329)	97	(943)	(294)
Impairment charges	(2,211)	(5,402)	(17,522)	(5,305)
Gain on sale of real estate assets	257	25	287	1,424
Loss from discontinued operations	(2,283)	(5,280)	(18,178)	(4,175)

Net loss	$(5,263)	$(5,682)	$(51,222)	$(2,466)

(Loss) earnings per share of beneficial interest:

(Loss)income from continuing operations	$(0.25)	$(0.03)	$(2.83)	$0.15
(Loss) income from discontinued operations	(0.20)	(0.45)	(1.56)	(0.36)
Basic and diluted (loss) earnings per share	$(0.45)	$(0.48)	$(4.39)	$(0.21)

Cash distribution per common share:	$-	$0.62	$-	$1.86

Weighted average number of common shares outstanding:
Basic	11,624,219	11,768,857	11,667,055	11,623,249
Diluted	11,624,219	11,768,857	11,667,055	11,623,249

(a)
Includes provision for loan loss of $ 17,530 for the nine months ended June 30, 2009 and $6,400 and $11,700 for the three and nine months ended June 30, 2008 respectively.  Also includes impairment charges of $371 and $9,311 for the three and nine months ended June 30, 2009 and $1,445 and $1,495 in the three and nine months ended June 30, 2008, respectively.